UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
June 13, 2006
HERCULES TECHNOLOGY GROWTH CAPITAL, INC.
(Exact name of registrant as specified in its charter)

Maryland	814-00702	74-3113410
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)
of incorporation)
525 University Avenue
Suite 700
Palo Alto, CA 94301
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (650) 289-3060
     Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
          On June 13, 2006, Hercules Technology Growth Capital, Inc. (the “Company”) entered into a lease agreement with 400 Hamilton Associates, a California limited partnership, pursuant to which the Company has agreed to lease approximately 8,325 square feet of office space in Palo Alto, California for the Company’s headquarters. The term of the lease is seven years from the time of possession, which is expected to occur during the 4th quarter of 2006. The base rent, subject to adjustments specified in the lease agreement, is equal to approximately $36,214 per month. The lease contains an option to extend the term for an additional five years.
     The summary of the lease terms above is qualified in its entirety by the terms of the Lease Agreement which is filed as Exhibit 10.1 hereto.
Item 9.01 Financial Statements and Exhibits.
     (a) Not applicable.
     (b) Not applicable.
     (c) Exhibits.

Exhibit No.	Description

10.1	Lease Agreement dated June 13, 2006

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 1, 2006	HERCULES TECHNOLOGY GROWTH CAPITAL, INC.

	By:	/s/ Scott Harvey

Scott Harvey
Chief Legal Officer

Exhibit Index

Exhibit 10.1	Lease Agreement dated June 13, 2006